Exhibit 32.2

CERTIFICATION

PURSUANT TO U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Tandem Diabetes Care, Inc. (the “Company”) for the period ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Cajigas, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented.

Date: July 31, 2014	/s/ John Cajigas
John Cajigas
Chief Financial Officer and Treasurer

This certification shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.